CHARTER NUMBER	:	8923679 DP
COUNTY	:	FULTON
DATE INCORPORATED	:	DECEMBER 13, 1989
EXAMINER	:	DONNA HYDE
TELEPHONE	:	404-656-0624

REQUESTED BY:

BELLSOUTH ENTERPRISES, INC.

JOYCE CLOWER IRVINE

1155 PEACHTREE ST, NE, STE 1717

ATLANTA, GEORGIA 30367

CERTIFICATE OF INCORPORATION

I, MAX CLELAND, Secretary of State and the Corporations Commissioner of the State of Georgia do hereby certify, under the seal of my office, that

"BELLSOUTH MEXICO, INC."

has been duly incorporated under the laws of the State of Georgia on the date set forth above, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation.

WITNESS, my hand and official seal, in the City of Atlanta and the State of Georgia on the date set forth below.

DATE: DECEMBER 13, 1989

FORM Al (JULY 1989)

MAX CLELAND
SECRETARY OF STATE

H. WAYNE HOWELL
DEPUTY SECRETARY OF STATE

DOCKET NUMBER	:	932700145
CONTROL NUMBER	:	8923679
EFFECTIVE DATE	:	09/24/1993
REFERENCE	:	0069
PRINT DATE	:	09/27/1993
FORM NUMBER	:	611

BELLSOUTH CORPORATION

JOYCE CLOWER IRVINE

1155 PEACHTREE ST, NE, STE 1800

ATLANTA, GEORGIA 30367

CERTIFICATE OF NAME CHANGE AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

BELLSOUTH MEXICO, INC.
a domestic profit corporation

has filed articles of amendment in the office of the Secretary of State changing its name to

MEXICAN CELLULAR INVESTMENTS, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

MAX CLELAND
SECRETARY OF STATE

VERLEY J. SPIVEY
DEPUTY SECRETARY OF STATE

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ARTICLES OF AMENDMENTOFBELI.SOUTH MEXICO, INC.

Pursuant to the provisions of Title 14, Section 14-2-1006 of the Georgia Business Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is BellSouth Mexico, Inc.

2.

The Articles of Incorporation of BellSouth Mexico, Inc. are amended so as to change the corporate name from BellSouth Mexico, Inc. to Mexican Cellular Investments, Inc. by the deletion of Article 1 of the Articles of Incorporation of the Corporation and the substitution therefor of the following:

1.

The name of the Corporation is “Mexican Cellular Investments, Inc.”

3.

The amendment was adopted by unanimous written consent of the Board of Directors of the Corporation, without shareholder action, on September 22, 1993, in the manner prescribed by the Georgia Business Corporation Code. Shareholder action was not required.

4.

Upon filing and receipt of these Articles of Amendment with the Secretary of State the corporate name shall be Mexican Cellular Investments, Inc.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment as of the 23rd day of September, 1993.

BELLSOUTH MEXICO, INC.
Attest:

By:
Joyce Clower Irvine	Charles B. Cos, President
Assistant Secretary
[Corporate Seal]

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